COMSTOCK ANNOUNCES HISTORIC, WORLD-CLASS DISTRICT CONSOLIDATION
MORE THAN DOUBLING EXISTING GOLD AND TRIPLING EXISTING SILVER RESOURCES
VIRGINIA CITY, NEVADA, January 5, 2023 – Comstock Inc. (NYSE: LODE) (“Comstock” or the “Company”) today announced the consolidation of its properties in the historic Comstock and Silver City mining districts, increasing the Company’s total owned, published mineral resources to include Measured and Indicated resources containing 605,000 ounces of gold and 5,880,000 ounces of silver, plus additional Inferred resources containing 297,000 ounces of gold and 2,572,000 ounces of silver.
Tonogold Resources Inc (“Tonogold”) did not exercise their Option to Purchase the Company’s wholly-owned subsidiary, Comstock Mining LLC, owner of the Lucerne properties, prior to the Option’s expiration on December 31, 2022, releasing the Lucerne mineral properties back to Comstock. Additionally, Comstock terminated the Tonogold lease-option on the fully permitted processing facility and infrastructure in American Flat, and the mineral exploration lease on the Northern Targets, releasing these assets back to the Company.
The Company now owns or controls twelve square miles of patented mining claims, unpatented mining claims, and surface parcels, covering six and a half miles of strike length along the Comstock and Silver City lodes. The properties span from midway through Virginia City down to US 50 in the south.
“Reconstituting the entire district and consolidating millions and millions of ounces of precious metal resources, with two current SK-1300 technical reports, positions us with a tremendous asset platform and the ability to recognize this value for our shareholders.” stated Corrado De Gasperis, Comstock’s Executive Chairman and CEO. “We just doubled our SK-1300 compliant gold resources and tripled our silver resources, consolidating significant precious metal resources for our shareholders.”
Dayton Resource
The Dayton Consolidated Project (the “Dayton”) has long been known for high grade assays, with gold assays as high as 2.95 ounces per ton, and silver assays as high as 6.68 ounces per ton. Drilling by Comstock also encountered significant thicknesses of mineralization, including 135 feet averaging 0.218 ounces per ton Au and 0.685 ounces per ton Ag (hole D11-21), 145 feet averaging 0.056 ounces per ton Au and 0.352 ounces per ton Ag (hole D11-33), 50 feet averaging 0.030 ounces per ton Au and 1.072 ounces per ton Ag (hole D94-17).
The Company recently announced the publication of the initial technical report for the Dayton resource. Behre Dolbear authored the independent, initial assessment of the Dayton mineral resources, as of November 1, 2022, compliant with current SEC S-K 1300 guidelines. The full report is available on the Company’s website, at www.comstock.inc/investors.

The Dayton’s estimated mineral resource is constrained within an economic shell based on a gold price of $1,800 per ounce and reported at a cutoff grade of 0.007 ounce gold per ton. The estimate includes Measured and Indicated resources containing 293,000 ounces of gold and 2,120,000 ounces of silver, plus an additional Inferred resource containing 90,000 ounces of gold and 480,000 ounces of silver.

Dayton Estimated In-Situ Mineral Resources as of November 1, 2022 (0.007 opt Au cut-off)
	Tons	Au (opt)	Ag (opt)	Contained[1]
				Au (oz)	Ag (oz)
Measured	2,650,000	0.030	0.252	80,000	670,000
Indicated	7,620,000	0.028	0.190	213,000	1,450,000

Measured and Indicated	10,270,000	0.029	0.206	293,000	2,120,000

Inferred	3,740,000	0.024	0.129	90,000	480,000
[1]Slight differences may occur due to rounding

The Dayton resource is located approximately two miles south of Virginia City, along State Route 342 and State Route 341. It includes the historic Dayton, Alhambra, Metropolitan, and Kossuth mines. Additional Comstock exploration areas located northwest, southwest, and south of the Dayton include Oest, Amazon Extension of Oest, and Spring Valley, respectively.
Comstock plans to develop the Dayton resource systemically, through the deployment of more advanced mineral discovery technologies and a series of phased drilling programs and engineering studies. A first phase of drilling, recommended by Behre Dolbear, includes 70 RC holes totaling 31,500 feet that will, among other objectives, test for high grade mineralization and step out exploration into Spring Valley.
Lucerne Resource
Tonogold previously announced the publication of an initial assessment technical report for the Lucerne resource, authored by independent mineral consultant Respec (previously known as Mine Development Associates, or “MDA”) in March 2022. The Lucerne resource was constrained within an economic shell based on a gold price of $1,750 per ounce and reported at a cutoff of 0.005 ounce gold per ton.

LUCERNE Estimated In-Situ Mineral Resources as of MARCH 16, 2022 (0.005 opt Au cut-off)
	Tons	Au (opt)	Ag (opt)	Contained[1]
				Au (oz)	Ag (oz)
Indicated	14,117,800	0.022	0.27	312,000	3,759,600

Inferred	9,488,900	0.022	0.22	206,900	2,092,300
[1]Slight differences may occur due to rounding

The Lucerne resource area is located just south of Virginia City, NV, and approximately one mile north of the Dayton, along State Route 342 and includes the historic Keystone, Justice, Lucerne, Hartford, and Woodville mines. The Woodville hosted the southern-most of the historic Comstock bonanzas. The Woodville also includes the Chute Zone discovered during the Company’s 2012 exploration drilling.
“These two technical reports confirm the quality and growth potential of our mineral resources,” concluded De Gasperis, “and enable several potential strategic alternatives for unlocking this value."
Northern Targets
The Gold Hill group of exploration targets represent longer-term, highly prospective exploration targets that include many historic mining operations, including the Overman, Con Imperial, and Yellow Jacket mines. These historic mines only targeted the highest-grade materials, leaving significant previously unmined tonnages that recent research has identified multiple drilling targets with significant potential.
The under-developed Occidental Lode runs parallel to the Comstock Lode. Historic underground mining was relatively shallow (350 ft) compared to Comstock Lode mines that were developed to depths of more than 3,000 feet. Reports from the Sutro Tunnel construction indicate the lode was intersected by the tunnel in 1872, at 1,361 feet below the surface, providing an indication of continuity at depth.

About Comstock
Comstock (NYSE: LODE) innovates technologies that contribute to global decarbonization and circularity by efficiently converting under-utilized natural resources into renewable fuels and electrification products that contribute to balancing global uses and emissions of carbon and through the deployment of more advanced mineral and material discovery technologies. To learn more, please visit www.comstock.inc.

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, taxes, earnings and growth. These statements are based on assumptions and assessments made by our management considering their experience and their perception of historical and current trends, current conditions, possible future developments, and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology, quantum computing and advanced materials development, and development of cellulosic technology in bio-fuels and related carbon-based material production; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.

Contact information:
Comstock Inc. P.O. Box 1118 Virginia City, NV 89440 www.comstock.inc	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockinc.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockinc.com